EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated April 30, 2025, relating to the consolidated financial statements of Blue Hat Interactive Entertainment Technology and subsidiaries (the “Company”).

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ OneStop Assurance PAC

Singapore

February 9, 2026